UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Hersha Drive
Harrisburg, Pennsylvania 17102
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (717) 236-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On June 30, 2010, Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”), entered into an amended and restated registration rights agreement with Real Estate Investment Group L.P. (“REIG”), IRSA Inversiones y Representaciones Sociedad Anónima (“IRSA”), Dolphin Fund Ltd. (“Dolphin Fund”) and Citibank, N.A. (“Citi”). A copy of the amended and restated registration rights agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The amended and restated registration rights agreement amends and restates in its entirety the original registration rights agreement that the Company entered into in August 2009 with REIG and IRSA in connection with REIG’s initial investment in the Company’s common shares.  The amended and restated registration rights agreement requires the Company to register the potential resale of certain common shares held by the initial holders, IRSA, REIG and Dolphin Fund, and their direct and indirect transferees, including shares previously included in a shelf registration statement on Form S-3 (Registration No. 33-163123) filed November 13, 2009. Pursuant to the amended and restated registration rights agreement, the initial holders and their direct and indirect transferees have the right to participate in certain primary underwritten offerings of the Company’s common shares, subject to customary underwriter cutbacks and other conditions.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1
Amended and Restated Registration Rights Agreement, dated June 30, 2010, by and among Hersha Hospitality Trust, IRSA Inversiones y Representaciones Sociedad Anonima, Real Estate Investment Group, L.P., Dolphin Fund, Ltd., and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: June 30, 2010	By:	/s/ Ashish R. Parikh
	Name:	Ashish R. Parikh
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1
Amended and Restated Registration Rights Agreement, dated June 30, 2010, by and among Hersha Hospitality Trust, IRSA Inversiones y Representaciones Sociedad Anonima, Real Estate Investment Group, L.P., Dolphin Fund, Ltd., and Citibank, N.A.